EXHIBIT 5.1

March 1, 2016

Activision Blizzard, Inc.
3100 Ocean Park Boulevard
Santa Monica, California 90405

Re: Activision Blizzard, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

I refer to the Registration Statement on Form S-8 (the “Registration Statement”) to be filed today by Activision Blizzard, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), for the registration of 12,924,610 shares of the Company’s common stock, par value $0.000001 per share (the “Shares”), to be issued from time to time under the Company’s KDE Equity Incentive Plan (the “Plan”).

I am the Senior Vice President, Chief Compliance Officer and Secretary of the Company and have acted as counsel to the Company in connection with the preparation of the Registration Statement and the Plan. As such counsel, it is my opinion that the Shares have been duly authorized by all necessary corporate action of the Company and, when issued in accordance with the terms of the Plan, at prices in excess of the par value thereof, will be validly issued, fully paid and nonassessable. In arriving at the foregoing opinion, I have reviewed the originals or copies certified or otherwise identified to my satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and I have made such investigations of law, as I have deemed appropriate.

The foregoing opinions are limited to the General Corporation Law of the State of Delaware.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am an “expert” within the meaning of the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

By:	/s/ Jeffrey A. Brown
Jeffrey A. Brown
Secretary